Exhibit (a)(2)

Exhibits and Financial Statement Schedules

(a)   Exhibits. See Exhibit Index following the signature pages to this Registration Statement.

(b)   Financial Statement Schedules.

All other schedules, other than those listed above, are omitted because the information is not required or because the information is included in the Financial Statements or Notes to Financial Statements.

[LETTERHEAD]

Report of Independent Registered Public Accounting Firm on Schedules

The Board of Directors

Woodmen of the World Life Insurance Society and/or

Omaha Woodmen Life Insurance Society

We have audited the statutory-basis balance sheets of Woodmen of the World Life Insurance Society and/or Omaha Woodmen Life Insurance Society (the Society) as of December 31, 2010 and 2009, and the related statutory-basis statements of operations, changes in surplus, and cash flow for each of the three years in the period ended December 31, 2010, and have issued our report thereon dated April 18, 2011 (included elsewhere in this Registration Statement). Our audits also included the financial statement schedules, listed in the Exhibit Index of this Registration Statement. These schedules are the responsibility of the Society’s management. Our responsibility is to express an opinion based on our audits.

In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

Des Moines, Iowa
April 18, 2011

Schedule I — Summary of Investments
Other Than Investments in Related Parties

As of December 31, 2010

Type of Investment	Cost	Estimated Market Value	Amount at Which Shown in the Statement of Financial Position
	(Dollars In Thousands)
Bonds:
U.S. Treasury securities and obligations of U.S. government corporations and agencies	$56,658	$60,915	$57,770
States, municipalities, and political subdivisions	1,035,641	1,033,679	1,036,218
Foreign governments	280,360	296,426	281,002
All other corporate bonds	3,032,263	3,318,419	3,043,475
Mortgage-backed and other asset-backed securities	1,597,008	1,681,283	1,599,742
Total bonds	6,001,930	6,390,722	6,018,207

Equity securities:
Common stocks:
Banks, trust, and insurance companies	48,036	51,883	51,883
Industrial, miscellaneous, and all other	328,441	411,708	411,708
Mutual funds	14,289	9,936	9,936
Total equity securities	390,766	473,527	473,527

Mortgage loans	1,328,764		1,328,764
Real estate	88,933		88,933
Certificate loans	170,644		170,644
Other invested assets	182,993		182,993
Total investments	$8,164,030		$8,263,068

Schedule III — Supplementary Insurance Information

As of December 31, 2010, 2009, and 2008 and for Each of the Years Then Ended

	Future Policy Benefits and Claims	Contractholder and Other Certificateholder Funds
	(Dollars In Thousands)
2010
Life and health insurance	$7,021,996	$104,435

2009
Life and health insurance	$6,675,541	$109,877

2008
Life and health insurance	$6,331,352	$124,208

Schedule III — Supplementary Insurance Information (continued)

As of December 31, 2010, 2009, and 2008 and for Each of the Years Then Ended

	Premiums and Other Considerations	Net Investment Income (1)	Benefits, Claims, and Settlement Expenses	Other Operating Expenses (1)
	(Dollars In Thousands)
2010
Life and health insurance	$753,573	$410,886	$849,204	$196,932

2009
Life and health insurance	$803,621	$403,273	$873,705	$200,653

2008
Life and health insurance	$828,354	$412,157	$877,252	$182,938

(1)          Allocations of net investment income and certain operating expenses are based on a number of assumptions and estimates, and reported operating results would change if different methods were applied.

Schedule IV — Reinsurance

As of December 31, 2010, 2009, and 2008 and for Each of the Years Then Ended

	Gross Amount	Ceded to Other Companies	Net Amount
	(Dollars In Thousands)
2010
Life insurance in force	$35,350,797	$4,902,905	$30,447,892

Premiums:
Life insurance	$748,406	$9,301	$739,105
Supplemental contracts involving life contingencies	5,577	—	5,577
Supplemental contracts not involving life contingencies	—	—	—
Accident and health insurance	10,575	1,684	8,891
Total	$764,558	$10,985	$753,573

2009
Life insurance in force	$34,890,092	$4,803,278	$30,086,814

Premiums:
Life insurance	$800,871	$9,580	$791,291
Supplemental contracts involving life contingencies	3,322	—	3,322
Supplemental contracts not involving life contingencies	—	—	—
Accident and health insurance	10,766	1,758	9,008
Total	$814,959	$11,338	$803,621

2008
Life insurance in force	$34,712,381	$4,907,948	$29,804,433

Premiums:
Life insurance	$822,480	$9,611	$812,869
Supplemental contracts involving life contingencies	6,231	—	6,231
Supplemental contracts not involving life contingencies	—	—	—
Accident and health insurance	11,080	1,826	9,254
Total	$839,791	$11,437	$828,354